CrowdStrike Reports Third Quarter Fiscal Year 2026 Financial Results

•Achieves record Q3 net new ARR of $265 million, growth accelerates to 73% year-over-year
•Ending ARR reaches $4.92 billion, up 23% year-over-year
•Delivers record cash flow from operations of $398 million and record Q3 free cash flow of $296 million
•Exceeds $1.35 billion in ending ARR from accounts that have adopted the Falcon Flex subscription model, growing more than 200% year-over-year

AUSTIN, Texas, December 2, 2025 -- CrowdStrike Holdings, Inc. (Nasdaq: CRWD), today announced financial results for the third quarter fiscal year 2026, ended October 31, 2025.

"CrowdStrike is the enabler of secure AI transformation with the right architecture, the right products, and the right execution," said George Kurtz, CrowdStrike's Founder and CEO. "Q3 was one of our best quarters in company history: we achieved record Q3 net new ARR of $265 million, accelerating to 73% year-over-year growth, and ending ARR of $4.92 billion, which accelerated to 23% growth year-over-year. Our single platform strategy coupled with the Falcon Flex subscription model unlocks consolidation, positioning CrowdStrike as the operating system of cybersecurity. We delivered an acceleration in ending ARR growth across our endpoint business as well as Cloud Security, Next-Gen Identity, and Next-Gen SIEM collectively. Marquee partnerships with AWS, EY, CoreWeave, and Kroll validate CrowdStrike’s market leadership, driving our conviction in continued growth.”

Commenting on the company's financial results, Burt Podbere, CrowdStrike's CFO, added, "We delivered outstanding third quarter results, exceeding expectations across all guided metrics. Total revenue growth accelerated to 22% year-over-year, and we delivered record cash flow from operations of $398 million and record Q3 free cash flow of $296 million. We are capitalizing on the AI-driven demand environment as customers consolidate on the Falcon platform, driving our pipeline to an all-time high. Given this momentum, we are raising our fiscal year 2026 guidance. Additionally, we have increased our second half fiscal year 2026 net new ARR growth expectations to at least 50% year-over-year and remain confident in delivering 20% net new ARR growth for fiscal year 2027 from our increased fiscal year 2026 expectations."

Third Quarter Fiscal 2026 Financial Highlights

•Revenue: Total revenue was $1.23 billion, a 22% increase, compared to $1.01 billion in the third quarter of fiscal 2025. Subscription revenue was $1.17 billion, a 21% increase, compared to $962.7 million in the third quarter of fiscal 2025.

•Annual Recurring Revenue (ARR) grew 23% year-over-year to $4.92 billion as of October 31, 2025, of which $265.3 million was net new ARR added in the quarter.

•Subscription Gross Margin: GAAP subscription gross margin was 78% for both the third quarter of fiscal 2026 and 2025. Non-GAAP subscription gross margin was 81%, compared to 80% in the third quarter of fiscal 2025.

•Income/Loss from Operations: GAAP loss from operations was $69.4 million, compared to $55.7 million in the third quarter of fiscal 2025. Non-GAAP income from operations was a record $264.6 million, compared to $200.7 million in the third quarter of fiscal 2025.

•Net Income/Loss Attributable to CrowdStrike: GAAP net loss attributable to CrowdStrike was $34.0 million, compared to $16.8 million in the third quarter of fiscal 2025. GAAP net loss per share attributable to CrowdStrike, diluted, was $0.14, compared to $0.07 in the third quarter of fiscal 2025. Non-GAAP net income attributable to CrowdStrike was a record $245.4 million, compared to $190.9 million in the third quarter of fiscal 2025. Non-GAAP net income attributable to CrowdStrike per share, diluted, was a record $0.96, compared to $0.76 in the third quarter of fiscal 2025.

•Cash Flow: Net cash generated from operations was a record $397.5 million, compared to $326.1 million in the third quarter of fiscal 2025. Free cash flow was $295.9 million, compared to $230.6 million in the third quarter of fiscal 2025.

•Cash and Cash Equivalents was $4.80 billion as of October 31, 2025.

Recent Highlights

•CrowdStrike’s module adoption rates grew to 49%, 34%, and 24% for six or more, seven or more, and eight or more modules, respectively, as of October 31, 2025.
•Unveiled a series of new and enhanced offerings during the Fal.Con & Fal.Con Europe cybersecurity conferences. Announcements included Falcon Next-Gen Identity Security, Falcon Data Protection, Falcon for IT, Falcon for XIoT, and Charlotte AI innovations; Threat AI, the industry’s first agentic threat intelligence system; and an expanded Agentic Security Workforce.
•Acquired Pangea, a leader in AI security.
•Announced that Charlotte AI has achieved Federal Risk and Authorization Management Program (FedRAMP) High Authorization.
•AWS selected CrowdStrike as the first cybersecurity partner to deliver an integrated SIEM through an enhanced version of SaaS Quick Launch in AWS Marketplace.
•Awarded AWS’s Global Marketplace Partner of the Year and Global Security Partner of the Year.
•Unveiled a global partnership with CoreWeave to power the secure AI cloud foundation for the agentic era and accelerate the march toward secure AGI.
•Collaborated with NVIDIA to bring always-on, continuously learning AI agents for cybersecurity to the edge through Charlotte AI AgentWorks, NVIDIA Nemotron open models, NVIDIA NeMo Data Designer synthetic data, NVIDIA NeMo Agent Toolkit, and NVIDIA NIM microservices.
•Announced innovations with Amazon Web Services (AWS), Intel, Meta, NVIDIA, and Salesforce to secure the future of enterprise AI.
•Announced that EY US has selected Falcon Next-Gen SIEM as the foundational platform powering its global cybersecurity managed services.
•Announced Kroll’s selection to standardize on CrowdStrike, upleveling its MDR with Falcon Complete for Service Providers.
•Announced that KPMG is expanding its cybersecurity services with the CrowdStrike Falcon platform, including integrating Falcon Next-Gen SIEM into its professional service offerings.
•Partnered with BT to launch BT Business Antivirus Detect and Respond, a new cybersecurity service powered by Falcon Go.
•Recognized as a Visionary in the 2025 Gartner® Magic Quadrant™ for Security Information and Event Management (SIEM) report1.
•Named an Innovation and Growth Leader in the 2025 Frost Radar™: Cloud Workload Protection Platforms report2, scoring the highest of all vendors on the Innovation Index, and named the overall Leader in the 2025 Frost Radar™ for SaaS Security Posture Management (SSPM) report3 for the second consecutive time, ranked the highest of all vendors in growth and innovation.
•Recognized as a Leader in The Forrester Wave™: Managed Detection And Response Services In Europe, Q3 2025 report4.
•Named the Overall Leader and a Leader in Innovation in the 2025 KuppingerCole Identity Threat Detection and Response (ITDR) Leadership Compass5.

Financial Outlook

CrowdStrike is providing the following guidance for the fourth quarter of fiscal 2026 (ending January 31, 2026) and increasing its guidance for fiscal year 2026 (ending January 31, 2026).

Guidance for non-GAAP financial measures excludes stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, amortization of debt issuance costs and discount, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, strategic plan related charges (benefits), losses (gains) and other income from strategic investments, and losses (gains) on deferred compensation assets, and is adjusted for our long-term non-GAAP effective tax rate. The company has not provided the most directly comparable GAAP measures because certain items are out of the company's control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income from operations, non-GAAP net income attributable to CrowdStrike, and non-GAAP net income per share attributable to CrowdStrike common stockholders is not available without unreasonable effort.

	Q4 FY26 Guidance	Full Year FY26 Guidance
Total revenue	$1,290.0 - $1,300.0 million	$4,796.6 - $4,806.6 million
Non-GAAP income from operations	$315.4 - $319.4 million	$1,036.1 - $1,040.1 million
Non-GAAP net income attributable to CrowdStrike	$282.1 - $286.6 million	$949.6 - $954.0 million
Non-GAAP net income per share attributable to CrowdStrike common stockholders, diluted	$1.09 - $1.11 million	$3.70 - $3.72 million
Weighted average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	258 million	256 million
Non-GAAP tax rate	21.0%	21.0%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause the company's actual results to differ materially from these forward-looking statements.
Conference Call Information
CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the third quarter of fiscal 2026 and outlook for its fiscal fourth quarter and fiscal year 2026 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:	December 2, 2025
Time:	2:00 p.m. Pacific time / 5:00 p.m. Eastern time
Webcast link:	crowdstrike-fiscal-third-quarter-2026-results-conference-call.open-exchange.net/registration
Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding CrowdStrike’s future growth and future financial and operating performance, including CrowdStrike’s financial outlook for the fourth quarter fiscal 2026, and fiscal year 2026, and beyond, product developments and anticipated tax rate. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with the content configuration update CrowdStrike released on July 19, 2024 for its Falcon sensor that resulted in system crashes for certain Windows systems (the “July 19 Incident”); the risk that the strategic plan could negatively affect CrowdStrike’s business operations; risks associated with managing CrowdStrike’s rapid growth; CrowdStrike’s ability to identify and effectively implement necessary changes to address execution challenges; risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; CrowdStrike's ability to respond to an intensely competitive market; length and unpredictability of sales cycles; CrowdStrike’s ability to attract new and retain existing customers; CrowdStrike’s ability to complete and successfully integrate acquisitions; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; CrowdStrike’s ability to collaborate and integrate its products with offerings from other parties to deliver benefits to customers; industry trends; rapidly evolving technological developments in the market for security products and subscription and support offerings; and general market, political, economic, and business conditions, including those related to a deterioration in macroeconomic conditions, inflation, geopolitical uncertainty and conflicts, public health crises, and volatility in the banking and financial services sector.

Additional risks and uncertainties that could affect CrowdStrike’s financial results are included in the filings CrowdStrike makes with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including CrowdStrike’s most recently filed Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q, and subsequent filings.

Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to CrowdStrike as of the date hereof, and CrowdStrike does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

CrowdStrike believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to CrowdStrike’s financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures” and “Change in Non-GAAP Measures Presentation” sections of this press release.

Channels for Disclosure of Information

CrowdStrike intends to announce material information to the public through the CrowdStrike Investor Relations website ir.crowdstrike.com, SEC filings, press releases, public conference calls, and public webcasts. CrowdStrike uses these channels, as well as social media and its blog, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information CrowdStrike posts on social media and its blog could be deemed to be material information. As such, CrowdStrike encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on CrowdStrike’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which CrowdStrike will announce information will be posted on the investor relations page on CrowdStrike’s website.

Reports Referenced and Disclaimers
1.Gartner, 2025 Gartner® Magic Quadrant™ for Security Information and Event Management (SIEM), Andrew Davies, Eric Ahlm, Angel Berrios, Darren Livingstone, October 8, 2025
2.Frost Radar™: Cloud Workload Protection Platforms (PG3M-74, September 2025)
3.Frost Radar™: SaaS Security Posture Management (PG1W-74, October 2025)
4.The Forrester Wave™: Managed Detection And Response Services In Europe, Q3 2025
5.KuppingerCole Leadership Compass on Identity Threat Detection and Response (ITDR), 2025

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Earnings Press Release), and the opinions expressed in the Gartner Content are subject to change without notice.

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at forrester.com/about-us/objectivity.

About CrowdStrike Holdings
CrowdStrike (Nasdaq: CRWD), a global cybersecurity leader, has redefined modern security with the world’s most advanced cloud-native platform for protecting critical areas of enterprise risk – endpoints and cloud workloads, identity, and data.

Powered by the CrowdStrike Security Cloud and world-class AI, the CrowdStrike Falcon® platform leverages real-time indicators of attack, threat intelligence, evolving adversary tradecraft, and enriched telemetry from across the enterprise to deliver hyper-accurate detections, automated protection and remediation, elite threat hunting, and prioritized observability of vulnerabilities.

Purpose-built in the cloud with a single lightweight-agent architecture, the Falcon platform delivers rapid and scalable deployment, superior protection and performance, reduced complexity, and immediate time-to-value.

CrowdStrike: We stop breaches.

For more information, please visit: ir.crowdstrike.com

© 2025 CrowdStrike, Inc. All rights reserved. CrowdStrike and CrowdStrike Falcon are marks owned by CrowdStrike, Inc. and are registered in the United States and other countries. CrowdStrike owns other trademarks and service marks and may use the brands of third parties to identify their products and services.

Investor Relations Contact
CrowdStrike Holdings, Inc.
Andrew Nowinski
investors@crowdstrike.com
669-721-0742
Press Contact
CrowdStrike Holdings, Inc.
Jake Schuster
press@crowdstrike.com
###

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue
Subscription	$1,168,705	$962,735	$3,322,418	$2,753,164
Professional services	65,539	47,443	184,212	141,922
Total revenue	1,234,244	1,010,178	3,506,630	2,895,086
Cost of revenue
Subscription (1)(2)(6)	257,915	216,301	753,929	605,868
Professional services (1)(6)	49,890	38,786	153,302	111,623
Total cost of revenue	307,805	255,087	907,231	717,491

Gross profit	926,439	755,091	2,599,399	2,177,595

Operating expenses
Sales and marketing (1)(2)(3)(4)(5)(6)	481,032	408,267	1,367,673	1,113,852
Research and development (1)(3)(4)(5)(6)	347,564	275,602	1,028,361	761,759
General and administrative (1)(2)(3)(4)(5)(6)	167,286	126,945	510,443	337,113
Total operating expenses	995,882	810,814	2,906,477	2,212,724

Loss from operations	(69,443)	(55,723)	(307,078)	(35,129)
Interest expense(7)	(6,931)	(6,587)	(20,469)	(19,647)
Interest income	50,883	52,201	147,113	149,577
Other income (expense), net(8)(9)	2,223	(429)	(4,395)	6,196
Income (loss) before provision for income taxes	(23,268)	(10,538)	(184,829)	100,997
Provision for income taxes	10,720	6,281	37,797	24,862
Net income (loss)	(33,988)	(16,819)	(222,626)	76,135
Net income (loss) attributable to non-controlling interest	9	3	(747)	3,124
Net income (loss) attributable to CrowdStrike	$(33,997)	$(16,822)	$(221,879)	$73,011
Net income (loss) per share attributable to CrowdStrike common stockholders:
Basic	$(0.14)	$(0.07)	$(0.89)	$0.30
Diluted	$(0.14)	$(0.07)	$(0.89)	$0.29
Weighted-average shares used in computing net income (loss) per share attributable to CrowdStrike common stockholders:
Basic	251,326	245,536	249,905	244,017
Diluted	251,326	245,536	249,905	250,747
____________________________

(1)Includes stock-based compensation expense and related employer payroll taxes as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Subscription cost of revenue	$24,969	$19,425	$76,451	$53,095
Professional services cost of revenue	9,819	7,755	30,264	22,549
Sales and marketing	76,406	57,911	218,767	176,078
Research and development	112,419	83,546	339,752	236,161
General and administrative	69,690	46,051	183,828	139,624
Total stock-based compensation expense and related employer payroll taxes	$293,303	$214,688	$849,062	$627,507
(2)Includes amortization of acquired intangible assets, including purchased patents, as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Subscription cost of revenue	$6,560	$5,389	$19,309	$15,823
Sales and marketing	899	603	2,730	1,808
General and administrative	341	341	1,022	1,034
Total amortization of acquired intangible assets	$7,800	$6,333	$23,061	$18,665
(3)Includes acquisition-related expenses, net as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Sales and marketing	$274	$—	$351	$—
Research and development	810	—	1,067	477
General and administrative	4,559	1,393	6,032	4,075
Total acquisition-related expenses, net	$5,643	$1,393	$7,450	$4,552
(4)Includes mark-to-market adjustments on deferred compensation liabilities as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Sales and marketing	$294	$41	$564	$184
Research and development	257	56	497	202
General and administrative	93	6	79	27
Total mark-to-market adjustments on deferred compensation liabilities	$644	$103	$1,140	$413

(5)Includes costs, net, such as legal fees, remediation costs, sensor testing costs, and insurance receivables among others, associated with the July 19 Incident and related matters as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Sales and marketing	$187	$15,089	$807	$18,182
Research and development	1,601	3,549	2,388	4,550
General and administrative	24,385	15,284	98,361	16,322
Total costs associated with the July 19 Incident and related matters, net	$26,173	$33,922	$101,556	$39,054
(6)Includes strategic plan related charges (benefits) as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Subscription cost of revenue	$(6)	$—	$3,557	$—
Professional services cost of revenue	26	—	3,371	—
Sales and marketing	417	—	9,140	—
Research and development	91	—	16,787	—
General and administrative	(62)	—	12,616	—
Total strategic plan related charges, net	$466	$—	$45,471	$—
(7)Includes amortization of debt issuance costs and discount as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Interest expense	$547	$547	$1,640	$1,640
Total amortization of debt issuance costs and discount	$547	$547	$1,640	$1,640
(8)Includes gains (losses) and other income (expense) from strategic investments as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Other income (loss), net	$18	$6	$(1,494)	$6,248
Total gains (losses) and other income (expense) from strategic investments	$18	$6	$(1,494)	$6,248
(9)Includes gains on deferred compensation assets as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Other income, net	$644	$103	$1,140	$413
Total gains on deferred compensation assets	$644	$103	$1,140	$413

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$4,801,083	$4,323,295
Accounts receivable, net of allowance for credit losses	1,013,116	1,128,564
Deferred contract acquisition costs, current	398,708	347,042
Prepaid expenses and other current assets	306,375	314,444
Total current assets	6,519,282	6,113,345
Strategic investments	81,332	72,544
Property and equipment, net	926,963	788,640
Operating lease right-of-use assets	67,359	42,763
Deferred contract acquisition costs, noncurrent	556,221	500,908
Goodwill	1,352,927	912,805
Intangible assets, net	144,405	133,114
Other long-term assets	316,858	137,459
Total assets	$9,965,347	$8,701,578
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$131,596	$130,887
Accrued expenses	190,009	191,349
Accrued payroll and benefits	357,653	319,243
Operating lease liabilities, current	15,929	13,811
Deferred revenue	2,851,488	2,733,005
Other current liabilities	53,220	72,755
Total current liabilities	3,599,895	3,461,050
Long-term debt	745,099	743,983
Deferred revenue, noncurrent	1,211,762	995,672
Operating lease liabilities, noncurrent	57,018	31,107
Other liabilities, noncurrent	292,556	150,849
Total liabilities	5,906,330	5,382,661
Commitments and contingencies
Stockholders’ Equity
Common stock, Class A and Class B	126	124
Additional paid-in capital	5,314,820	4,367,070
Accumulated deficit	(1,299,986)	(1,078,107)
Accumulated other comprehensive income (loss)	1,537	(9,593)
Total CrowdStrike Holdings, Inc. stockholders’ equity	4,016,497	3,279,494
Non-controlling interest	42,520	39,423
Total stockholders’ equity	4,059,017	3,318,917
Total liabilities and stockholders’ equity	$9,965,347	$8,701,578

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2025	2024
Operating activities
Net income (loss)	$(222,626)	$76,135
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	180,883	137,851
Amortization of intangible assets	23,061	18,665
Amortization of deferred contract acquisition costs	325,434	227,713
Non-cash operating lease cost	12,625	11,100
Stock-based compensation expense	822,728	592,890
Deferred income taxes	(5,362)	(2,122)
Realized gains on strategic investments	—	(6,227)
Non-cash interest expense	3,533	2,748
Change in fair value of strategic investments	1,579	—
Accretion of short-term investments purchased at a discount	—	2,285
Changes in operating assets and liabilities, net of impact of acquisitions
Accounts receivable, net	116,196	39,184
Deferred contract acquisition costs	(431,660)	(361,412)
Prepaid expenses and other assets	(79,440)	(42,832)
Accounts payable	(9,627)	34,096
Accrued expenses and other liabilities	19,853	85,667
Accrued payroll and benefits	32,607	89,896
Operating lease liabilities	(8,979)	(11,812)
Deferred revenue	333,675	142,180
Net cash provided by operating activities	1,114,480	1,036,005
Investing activities
Purchases of property and equipment	(199,643)	(167,641)
Capitalized internal-use software and website development costs	(51,496)	(41,266)
Purchases of strategic investments	(10,267)	(12,702)
Proceeds from sales of strategic investments	4,901	10,895
Business acquisitions, net of cash and restricted cash acquired	(380,914)	(96,381)
Proceeds from maturities and sales of short-term investments	—	97,300
Purchases of deferred compensation investments	(4,257)	(1,815)
Proceeds from the sales of deferred compensation investments	173	41
Net cash used in investing activities	(641,503)	(211,569)
Financing activities
Proceeds from issuance of common stock upon exercise of stock options	2,628	3,308
Proceeds from issuance of common stock under the employee stock purchase plan	74,622	56,099
Distributions to non-controlling interest holders	(2,156)	(4,085)
Capital contributions from non-controlling interest holders	6,000	5,500
Net cash provided by financing activities	81,094	60,822

Effect of foreign exchange rates on cash, cash equivalents and restricted cash	7,317	(641)

Net increase in cash, cash equivalents and restricted cash	561,388	884,617

Cash, cash equivalents and restricted cash, at beginning of period	4,324,666	3,377,597
Cash, cash equivalents and restricted cash, at end of period	$4,886,054	$4,262,214

CROWDSTRIKE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP subscription revenue	$1,168,705	$962,735	$3,322,418	$2,753,164
GAAP professional services revenue	65,539	47,443	184,212	141,922
GAAP total revenue	$1,234,244	$1,010,178	$3,506,630	$2,895,086

GAAP subscription gross profit	$910,790	$746,434	$2,568,489	$2,147,296
Stock-based compensation expense and related employer payroll taxes(1)	24,969	19,425	76,451	53,095
Amortization of acquired intangible assets	6,560	5,389	19,309	15,823
Strategic plan related charges (benefits)	(6)	—	3,557	—
Non-GAAP subscription gross profit	$942,313	$771,248	$2,667,806	$2,216,214

GAAP subscription gross margin	78%	78%	77%	78%
Non-GAAP subscription gross margin	81%	80%	80%	80%

GAAP professional services gross profit	$15,649	$8,657	$30,910	$30,299
Stock-based compensation expense and related employer payroll taxes(1)	9,819	7,755	30,264	22,549
Strategic plan related charges	26	—	3,371	—
Non-GAAP professional services gross profit	$25,494	$16,412	$64,545	$52,848

GAAP professional services gross margin	24%	18%	17%	21%
Non-GAAP professional services gross margin	39%	35%	35%	37%

Total GAAP gross margin	75%	75%	74%	75%
Total Non-GAAP gross margin	78%	78%	78%	78%

GAAP sales and marketing operating expenses	$481,032	$408,267	$1,367,673	$1,113,852
Stock-based compensation expense and related employer payroll taxes(1)	(76,406)	(57,911)	(218,767)	(176,078)
Amortization of acquired intangible assets	(899)	(603)	(2,730)	(1,808)
Acquisition-related expenses, net	(274)	—	(351)	—
Mark-to-market adjustments on deferred compensation liabilities	(294)	(41)	(564)	(184)
Costs associated with the July 19 Incident and related matters, net	(187)	(15,089)	(807)	(18,182)
Strategic plan related charges	(417)	—	(9,140)	—
Non-GAAP sales and marketing operating expenses	$402,555	$334,623	$1,135,314	$917,600

GAAP sales and marketing operating expenses as a percentage of revenue	39%	40%	39%	38%
Non-GAAP sales and marketing operating expenses as a percentage of revenue	33%	33%	32%	32%

CROWDSTRIKE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP research and development operating expenses	$347,564	$275,602	$1,028,361	$761,759
Stock-based compensation expense and related employer payroll taxes(1)	(112,419)	(83,546)	(339,752)	(236,161)
Acquisition-related expenses, net	(810)	—	(1,067)	(477)
Mark-to-market adjustments on deferred compensation liabilities	(257)	(56)	(497)	(202)
Costs associated with the July 19 Incident and related matters, net	(1,601)	(3,549)	(2,388)	(4,550)
Strategic plan related charges	(91)	—	(16,787)	—
Non-GAAP research and development operating expenses	$232,386	$188,451	$667,870	$520,369

GAAP research and development operating expenses as a percentage of revenue	28%	27%	29%	26%
Non-GAAP research and development operating expenses as a percentage of revenue	19%	19%	19%	18%

GAAP general and administrative operating expenses	$167,286	$126,945	$510,443	$337,113
Stock-based compensation expense and related employer payroll taxes(1)	(69,690)	(46,051)	(183,828)	(139,624)
Acquisition-related expenses, net	(4,559)	(1,393)	(6,032)	(4,075)
Amortization of acquired intangible assets	(341)	(341)	(1,022)	(1,034)
Mark-to-market adjustments on deferred compensation liabilities	(93)	(6)	(79)	(27)
Costs associated with the July 19 Incident and related matters, net	(24,385)	(15,284)	(98,361)	(16,322)
Strategic plan related benefits (charges)	62	—	(12,616)	—
Non-GAAP general and administrative operating expenses	$68,280	$63,870	$208,505	$176,031

GAAP general and administrative operating expenses as a percentage of revenue	14%	13%	15%	12%
Non-GAAP general and administrative operating expenses as a percentage of revenue	6%	6%	6%	6%

GAAP loss from operations	$(69,443)	$(55,723)	$(307,078)	$(35,129)
Stock-based compensation expense and related employer payroll taxes(1)	293,303	214,688	849,062	627,507
Amortization of acquired intangible assets	7,800	6,333	23,061	18,665
Acquisition-related expenses, net	5,643	1,393	7,450	4,552
Mark-to-market adjustments on deferred compensation liabilities	644	103	1,140	413
Costs associated with the July 19 Incident and related matters, net	26,173	33,922	101,556	39,054
Strategic plan related charges, net	466	—	45,471	—
Non-GAAP income from operations	$264,586	$200,716	$720,662	$655,062

GAAP operating margin	(6)%	(6)%	(9)%	(1)%
Non-GAAP operating margin	21%	20%	21%	23%

GAAP provision for income taxes	$10,720	$6,281	$37,797	$24,862
Income tax adjustments(3)	54,516	49,145	139,633	152,025
Non-GAAP provision for income taxes(2)	$65,236	$55,426	$177,430	$176,887

CROWDSTRIKE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP net income (loss) attributable to CrowdStrike	$(33,997)	$(16,822)	$(221,879)	$73,011
Stock-based compensation expense and related employer payroll taxes(1)	293,303	214,688	849,062	627,507
Amortization of acquired intangible assets	7,800	6,333	23,061	18,665
Acquisition-related expenses, net	5,643	1,393	7,450	4,552
Amortization of debt issuance costs and discount	547	547	1,640	1,640
Mark-to-market adjustments on deferred compensation liabilities	644	103	1,140	413
Costs associated with the July 19 Incident and related matters, net	26,173	33,922	101,556	39,054
Strategic plan related charges, net	466	—	45,471	—
Losses (gains) and other income from strategic investments attributable to CrowdStrike	(9)	(3)	747	(3,124)
Gains on deferred compensation assets	(644)	(103)	(1,140)	(413)
Income tax adjustments(3)	(54,516)	(49,145)	(139,633)	(152,025)
Non-GAAP net income attributable to CrowdStrike	$245,410	$190,913	$667,475	$609,280

Weighted-average shares used in computing GAAP basic net income (loss) per share attributable to CrowdStrike common stockholders	251,326	245,536	249,905	244,017

GAAP basic net income (loss) per share attributable to CrowdStrike common stockholders	$(0.14)	$(0.07)	$(0.89)	$0.30

GAAP diluted net income (loss) per share attributable to CrowdStrike common stockholders	$(0.14)	$(0.07)	$(0.89)	$0.29
Stock-based compensation expense and related employer payroll taxes(1)	1.14	0.86	3.32	2.50
Amortization of acquired intangible assets	0.03	0.03	0.09	0.07
Acquisition-related expenses, net	0.02	0.01	0.03	0.02
Amortization of debt issuance costs and discount	—	—	0.01	0.01
Mark-to-market adjustments on deferred compensation liabilities	—	—	—	—
Costs associated with the July 19 Incident and related matters, net	0.10	0.14	0.40	0.16
Strategic plan related charges, net	—	—	0.18	—
Losses (gains) and other income from strategic investments attributable to CrowdStrike	—	—	—	(0.01)
Gains on deferred compensation assets	—	—	—	—
Income tax adjustments(3)	(0.21)	(0.20)	(0.55)	(0.61)
Other(4)	0.02	(0.01)	0.02	—
Non-GAAP diluted net income per share attributable to CrowdStrike common stockholders	$0.96	$0.76	$2.61	$2.43

Weighted-average shares used to calculate Non-GAAP diluted net income per share attributable to CrowdStrike common stockholders	256,828	250,777	255,915	250,747
__________________________
1. Effective February 1, 2025, employer payroll taxes related to employee stock-based award transactions are included as part of stock-based compensation expense. These payroll taxes are excluded from CrowdStrike's non-GAAP results as they are tied to the timing and size of the vesting or exercise of the underlying stock-based awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Prior period has been recast to reflect this change.
2. Effective second quarter fiscal year 2026, we adopted a 21.0% long-term projected non-GAAP tax rate, reduced from the previous rate of 22.5%, in connection with the enactment of the One Big Beautiful Bill Act. This rate reflects the anticipated tax benefit from earning income outside the U.S. while retaining intellectual property within the U.S. The change is applied prospectively, and the tax rate for prior periods remains unchanged.
3. Adjustments are related to the difference between the GAAP provision for income taxes and Non-GAAP provision for income taxes.
4. For periods in which we had diluted non-GAAP net income per share attributable to CrowdStrike common stockholders, the sum of the impact of individual reconciling items may not total to diluted Non-GAAP net income per share attributable to CrowdStrike common stockholders because of rounding differences.

CROWDSTRIKE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP net cash provided by operating activities	$397,541	$326,136	$1,114,480	$1,036,005
Purchases of property and equipment	(83,395)	(78,704)	(199,643)	(167,641)
Capitalized internal-use software and website development costs	(16,770)	(16,271)	(51,496)	(41,266)
Purchases of deferred compensation investments	(1,487)	(606)	(4,257)	(1,815)
Proceeds from the sales of deferred compensation investments	(9)	—	(173)	(41)
Free cash flow	$295,880	$230,555	$858,911	$825,242

GAAP net cash used in investing activities	$(490,894)	$(105,581)	$(641,503)	$(211,569)
GAAP net cash provided by financing activities	$4,773	$844	$81,094	$60,822

GAAP net cash provided by operating activities as a percentage of revenue	32%	32%	32%	36%
Purchases of property and equipment as a percentage of revenue	(7)%	(8)%	(6)%	(6)%
Capitalized internal-use software and website development costs as a percentage of revenue	(1)%	(2)%	(1)%	(1)%
Purchases of deferred compensation investments as a percentage of revenue	—%	—%	—%	—%
Proceeds from the sale of deferred compensation investments	—%	—%	—%	—%
Free cash flow margin	24%	23%	24%	29%
###

Explanation of Non-GAAP Financial Measures

In addition to determining results in accordance with U.S. generally accepted accounting principles (“GAAP”), CrowdStrike believes the following non-GAAP measures are useful in evaluating its operating performance. CrowdStrike uses the following non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. CrowdStrike believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and facilitates period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to CrowdStrike’s overall operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in CrowdStrike’s industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of CrowdStrike’s non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate CrowdStrike’s business.

Change in Non-GAAP Measures Presentation

Effective as of February 1, 2025, the beginning of our fiscal year ending January 31, 2026, CrowdStrike is presenting employer payroll taxes related to employee stock-based award transactions as part of stock-based compensation expense in the GAAP to Non-GAAP reconciliation. These payroll taxes have been excluded from CrowdStrike's non-GAAP results as they are tied to the timing and size of the vesting or exercise of the underlying stock-based awards and the price of CrowdStrike's common stock at the time of vesting or exercise, which may vary from period to period. In addition, effective second quarter fiscal year 2026, CrowdStrike adopted a 21.0% long-term projected non-GAAP tax rate, reduced from the previous rate of 22.5%, in connection with the enactment of the One Big Beautiful Bill Act. This rate reflects the anticipated tax benefit from earning income outside the United States (U.S.) while retaining intellectual property within the U.S. The change is applied prospectively, and the tax rate for prior periods remains unchanged.

Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin

CrowdStrike defines non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and strategic plan related charges (benefits), net.

Non-GAAP Income from Operations

CrowdStrike defines non-GAAP income from operations as GAAP income (loss) from operations excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, and strategic plan related charges (benefits), net.

Non-GAAP Net Income Attributable to CrowdStrike

CrowdStrike defines non-GAAP net income attributable to CrowdStrike as GAAP net income (loss) attributable to CrowdStrike excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, amortization of debt issuance costs and discount, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, strategic plan related charges (benefits), net, losses (gains) and other income from strategic investments, and losses (gains) on deferred compensation assets, and is adjusted for our long-term non-GAAP effective tax rate.

Non-GAAP Net Income per Share Attributable to CrowdStrike Common Stockholders, Diluted

CrowdStrike defines non-GAAP net income per share attributable to CrowdStrike common stockholders, as non-GAAP net income attributable to CrowdStrike divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.
Free Cash Flow

Free cash flow is a non-GAAP financial measure that CrowdStrike defines as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software and website development costs, purchases of deferred compensation investments, and proceeds from sale of deferred compensation investments. CrowdStrike monitors free cash flow as one measure of its overall business performance, which enables CrowdStrike to analyze its future performance without the effects of non-cash items and allow CrowdStrike to better understand the cash needs of its business. While CrowdStrike believes that free cash flow is useful in evaluating its business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by operating activities in accordance with GAAP. The utility of free cash flow as a measure of CrowdStrike’s liquidity is further limited as it does not represent the total increase or decrease in CrowdStrike’s cash balance for any given period. In addition, other companies, including companies in CrowdStrike's industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.
Explanation of Operational Measures

Annual Recurring Revenue

ARR is calculated as the annualized value of CrowdStrike’s customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that CrowdStrike is negotiating a renewal with a customer after the expiration of the subscription, CrowdStrike continues to include that revenue in ARR if CrowdStrike is actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies CrowdStrike that it is not renewing its subscription.

Dollar-Based Net Retention Rate

CrowdStrike's dollar-based net retention rate compares its ARR from a set of subscription customers against the same metric for those subscription customers from the prior year. CrowdStrike's dollar-based net retention rate reflects customer renewals, expansion, contraction and churn, and excludes revenue from its incident response and proactive services. Dollar-based net retention rate as of period end is calculated by starting with the ARR from all subscription customers as of 12 months prior to such period end, or Prior Period ARR. CrowdStrike then calculates the ARR from these same subscription customers as of the current period end, or Current Period ARR. Current Period ARR includes any expansion and is net of contraction or churn over the trailing 12 months, but excludes revenue from new subscription customers in the current period. CrowdStrike then divides the Current Period ARR by the Prior Period ARR to arrive at its dollar-based net retention rate.

Dollar-Based Gross Retention Rate

Dollar-based gross retention rate as of the period end is calculated by starting with the ARR from all subscription customers as of 12 months prior to such period, or Prior Period ARR. CrowdStrike then deducts from the Prior Period ARR any ARR from subscription customers who are no longer customers as of the current period end, or Current Period Remaining ARR. CrowdStrike then divides the total Current Period Remaining ARR by the total Prior Period ARR to arrive at its dollar-based gross retention rate, which is the percentage of ARR from all subscription customers as of the year prior that is not lost to customer churn.

Definition of Module Adoption Rates

Module adoption rates are calculated by taking the total number of customers with six or more, seven or more, and eight or more modules, respectively, divided by the total number of subscription customers (excluding Falcon Go customers). Falcon Go customers are defined as customers who have subscribed with the Falcon Go bundle, a package designed for organizations with 100 endpoints or less.